Exhibit 5.2

CRAVATH, SWAINE & MOORE LLP

JOHN W. WHITE

EVAN R. CHESLER

RICHARD W. CLARY

STEPHEN L. GORDON

ROBERT H. BARON

DAVID MERCADO

CHRISTINE A. VARNEY

PETER T. BARBUR

THOMAS G. RAFFERTY

MICHAEL S. GOLDMAN

RICHARD HALL

JULIE A. NORTH

ANDREW W. NEEDHAM

STEPHEN L. BURNS

KATHERINE B. FORREST

KEITH R. HUMMEL

DAVID J. KAPPOS

DANIEL SLIFKIN

ROBERT I. TOWNSEND, III

WILLIAM J. WHELAN, III

PHILIP J. BOECKMAN

WILLIAM V. FOGG

FAIZA J. SAEED

RICHARD J. STARK

THOMAS E. DUNN

MARK I. GREENE

DAVID R. MARRIOTT

MICHAEL A. PASKIN

ANDREW J. PITTS

MICHAEL T. REYNOLDS

ANTONY L. RYAN

GEORGE E. ZOBITZ

GEORGE A. STEPHANAKIS

DARIN P. MCATEE

GARY A. BORNSTEIN

TIMOTHY G. CAMERON

KARIN A. DEMASI

DAVID S. FINKELSTEIN

DAVID GREENWALD

RACHEL G. SKAISTIS

PAUL H. ZUMBRO

ERIC W. HILFERS

GEORGE F. SCHOEN

ERIK R. TAVZEL

CRAIG F. ARCELLA

DAMIEN R. ZOUBEK

LAUREN ANGELILLI

TATIANA LAPUSHCHIK

WORLDWIDE PLAZA

825 EIGHTH AVENUE

NEW YORK, NY 10019-7475

TELEPHONE: +1-212-474-1000

FACSIMILE: +1-212-474-3700

CITYPOINT

ONE ROPEMAKER STREET

LONDON EC2Y 9HR

TELEPHONE: + 44-20-7453-1000

FACSIMILE: +44-20-7860-1150

WRITER’S DIRECT DIAL NUMBER

WRITER’S EMAIL ADDRESS

ALYSSA K. CAPLES

JENNIFER S. CONWAY

MINH VAN NGO

KEVIN J. ORSINI

MATTHEW MORREALE

JOHN D. BURETTA

J. WESLEY EARNHARDT

YONATAN EVEN

BENJAMIN GRUENSTEIN

JOSEPH D. ZAVAGLIA

STEPHEN M. KESSING

LAUREN A. MOSKOWITZ

DAVID J. PERKINS

JOHNNY G. SKUMPIJA

J. LEONARD TETI, II

D. SCOTT BENNETT

TING S. CHEN

CHRISTOPHER K. FARGO

KENNETH C. HALCOM

DAVID M. STUART

AARON M. GRUBER

O. KEITH HALLAM, III

OMID H. NASAB

DAMARIS HERNANDEZ

JONATHAN J. KATZ

MARGARET SEGALL D’AMICO

RORY A. LERARIS

KARA L. MUNGOVAN

NICHOLAS A. DORSEY

ANDREW C. ELKEN

JENNY HOCHENBERG

VANESSA A. LAVELY

G.J. LIGELIS JR.

MICHAEL E. MARIANI

LAUREN R. KENNEDY

SASHA ROSENTHAL-LARREA

ALLISON M. WEIN

SPECIAL COUNSEL

SAMUEL C. BUTLER

OF COUNSEL

MICHAEL L. SCHLER

CHRISTOPHER J. KELLY

November 5, 2019

Shell International Finance B.V.

Royal Dutch Shell plc

2.000% Guaranteed Notes due 2024

2.375% Guaranteed Notes due 2029

3.125% Guaranteed Notes due 2049

Ladies and Gentlemen:

We have acted as U.S. counsel to Shell International Finance B.V., a limited liability company incorporated under the laws of The Netherlands (the “Company”), and Royal Dutch Shell plc, a public company incorporated under the laws of England and Wales (the “Guarantor”), in connection with the public offering and sale by the Company of US$1,250,000,000 aggregate principal amount of 2.000% Guaranteed Notes due 2024 (the “2024 Notes”), US$1,500,000,000 aggregate principal amount of 2.375% Guaranteed Notes due 2029 (the “2029 Notes”) and US$1,250,000,000 aggregate principal amount of 3.125% Guaranteed Notes due 2049 (the “2049 Notes”, and together with the 2024 Notes and the 2029 Notes, the “Notes”, and the unconditional guarantee as to the payments of principal and interest on the Notes by the Guarantor, the “Guarantees”) to be issued under an Indenture (the “Indenture”), dated as of June 27, 2006, among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Indenture and the Registration Statement on Form F-3 (Registration Nos. 333-222005 and 333-222005-01) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the registration under the Securities Act of various securities of the Company.

As to questions of fact, we have relied upon representations of officers or directors of the Company and the Guarantor and documents furnished to us by the Company and the Guarantor without independent verification of their accuracy. We have also assumed (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies and (b) that the Indenture has been duly authorized, executed and delivered by, and represents a legal, valid and binding obligation of the Trustee.

Based on the foregoing, we are of opinion that, assuming that the Notes to be issued by the Company have been duly authorized and executed by the Company, when the Notes are authenticated in accordance with the provisions of the Indenture and delivered and paid for as contemplated in the Registration Statement, as amended, the Notes and the Guarantees will constitute legal, valid and binding obligations of the Company and the Guarantor, as applicable (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

We are admitted to practice in the State of New York and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of England and Wales or The Netherlands. For purposes of our opinion, we have assumed that (i) the Guarantor has been duly incorporated and is a validly existing company under the laws of England and Wales and (ii) the Indenture and the Notes have been duly authorized, executed and delivered by the Guarantor. With respect to all matters of English law, we note that you are being provided with the opinion, dated the date hereof, of Slaughter and May, English counsel to the Guarantor. For purposes of our opinion, we have also assumed that (i) the Company has been duly incorporated and is a validly existing company under the laws of The Netherlands and (ii) the Indenture and the Notes have been duly authorized, executed and delivered by the Company. With respect to all matters of Dutch law, we note that you are being provided with the opinion, dated the date hereof, of De Brauw Blackstone Westbroek London N.V., Dutch counsel to the Guarantor and the Company.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Royal Dutch Shell plc

      Shell International Finance B.V.

            Carel van Bylandtlaan 30

                  2596 HR

                        The Hague

                               THE NETHERLANDS

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